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                                                                    EXHIBIT 10.3

                     SCHEDULE OF INDEMNIFICATION AGREEMENTS

The Company has entered into indemnification agreements with the following individuals:

-        Gerard B. Moersdorf, Jr.
-        Michael J. Endres
-        Thomas W. Huseby
-        William H. Largent
-        Curtis A. Loveland
-        Richard W. Oliver
-        John D. Riedel
-        Alexander B. Trevor